                                                                   Exhibit 10(7)


                           FOUNTAIN OIL INCORPORATED

                              EMPLOYMENT CONTRACT



This contract is made 1st day of March 1995, between FOUNTAIN OIL INCORPORATED, a Delaware, USA registered company (hereinafter referred to as the COMPANY) as the one part, and OISTEIN NYBERG (hereinafter referred to as the EMPLOYEE) as the other part.

Whereas the Parties have agreed as follows:

1. PERIOD/TERMINATION OF EMPLOYMENT. This agreement commences 1st day of March, 1995 and can be terminated by either Party by giving to the other Party six months notice in writing.

2. POWERS AND DUTIES. The Company has employed the Employee to serve as President & Chief Executive Officer. The Employee in this position will report to the Chairman of the Board. The Employee shall exercise such powers and perform such duties in relation to the business of the Company as may from time to time be vested in or assigned to him by the Company and shall comply with all reasonable direction from time to time given him by the Company. A job description will be written for the position outlining the major responsibilities and duties.

3. WORK LOCATION. The Employee will be located at the Company's offices in London, UK. Transfer to another location and/or position within the Company and its Branches and/or Subsidiary companies could happen at a later stage in agreement between the two Parties. The Company will endeavour to accommodate the Employee's wishes as far as it is practicable possible in this respect. The Employee is relocated from Stavanger Norway.

4. CONFIDENTIAL INFORMATION. The Employee shall not either during the continuance of his employment hereunder or thereafter use to the detriment or prejudice of the Company or (except in the proper course of his duties hereunder) divulge to any person any trade secret or any other confidential information concerning the business or affairs of the Company which may have come to his knowledge during his employment hereunder.

5. COMPANY INFORMATION. The Employee shall at all times promptly give to the Company all such information and explanations as it may require in connection with matters relating to his employment hereunder or relating to the business of the Company.

6. RETURN OF DOCUMENTS ETC. The Employee shall promptly whenever required by the Company (and in any event upon the termination of his employment hereunder) deliver to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him or have come into his possession in the course of his employment hereunder, and the Employee shall not be entitled to and shall not retain any copy thereof. Title and copyright thereto shall vest in the Company.

7. REMUNERATION. The Employee shall be paid by way of remuneration for his services during employment hereunder a basic salary at the rate of Great Britain Pound Sterling 100,000 per annum. Such salary shall be paid by equal monthly installments. At the end of each fiscal year possible changes in the Employment remuneration shall be discussed and decided by the Company.

     In addition the Company will, with effect from 1 April, 1995, pay for Pension/Insurance package at the cost of 12.5% of regular salary (excluding any overtime, bonus, etc.). The local management of each company and/or Branch will determine the Group policies to be entered into bearing in mind the package should cover as a minimum (a) Life Insurance with death and disability of USD 100,000 and (b) Income Protection with disability of USD 1,500 per month index linked, starting after 6 months. Within the above framework, the Employee is free to decide how the remainder of the 12.5% allowance is to be used on (a) Pension (b) Life Insurance (c) Income protection (permanent health insurance) (d) Private Health Care and (e) Accident Insurance.

     The Company reserves the right to review the 12.5% contribution over 3 years.

8. EXPENSES. The Company shall reimburse the Employee all reasonable traveling, hotel, entertainment and other out of pocket expenses that he may incur in the execution of his duties hereunder in accordance with a budget or extraordinary approved by the Company.

9. HOLIDAYS. In addition to Bank and other Public holidays the Employee shall be entitled to 25 working days holiday in every calendar year to be taken at such time or times as may be approved by the Company.

10. SICKNESS/INJURY. The Company shall pay to the Employee Statutory Sick Pay (hereinafter referred to as SSP) in accordance with regulations prevailing in the country of residence. These payments will be supplemented by the Company up to full salary for the first 12 months of absence from work due to sickness or injury. From 13 months the Employee shall be entitled to disability payment as provided for under the Permanent Health Insurance package as well as State support.

11.  SPECIAL TERMS.

     (a) BONUS SCHEME. The Employee will participate in the management bonus scheme to be established for the Company.

     The Employee will participate in the Company Share Option plan and allocations.

     (b) VISITS TO NORWAY. The Company will pay for three return tickets per calendar year from assigned location to Stavanger, Norway for the Employee, wife and son (Mark Erik). The trips should be in connection with business if possible.

     (c) RELOCATION. The Company will pay for the relocation from Stavanger to London or other assigned locations during the service of the Employee, and return to Stavanger by either party termination of the employment.

     (d) EDUCATION. The Company will pay for the High School educational cost for Mark Erik (son) at the place of relocation.

     (e) HOUSING. The Company will pay for a representative housing that can be used for entertainment of customers and business relations at the place of relocation. The facilities shall also room a small office space. The Company will as long as the Employee is in London pay for the fixed rent of the localities. Utilities will be paid by the Employee.

     (f) TELEPHONE/FACSIMILE. The Company will pay for home telephones, mobile phone, and home facsimile on behalf of the Employee.

     (g) MEMBERSHIP IN PROFESSIONAL ORGANIZATION/CLUBS. The Company will pay for membership fees in professional and social clubs that can and will improve the business in relation to the employment. Special approvement is needed if the membership exceeds $1,000 annual.

     (h) NEWSPAPERS, MEDIA INFORMATION. The Company will pay for economical and technical publication needed for the business and two daily publications sent to the home of the Employee.



Signed,                                  Signed,
Date and Place,                          Date and Place,
London, 5 November 1995                  Marina del Rey, California
                                         10. November 1995

/s/ Oistein Nyberg                       /s/ Eugene J. Meyers

Employee,  Oistein Nyberg                Company,
                                         Chairman, Eugene Meyers